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                                                                  EXHIBIT 3.1


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               POPPE TYSON, INC.

          Poppe Tyson, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The name of the corporation is Poppe Tyson, Inc. The name under which it was originally incorporated was USAdvertising, Inc.

          2. The date of filing of its original Certificate of Incorporation with the Secretary of State was December 10, 1985.

          3. The text of the Certificate of Incorporation is hereby amended and restated to read as herein set forth in full:

          "FIRST.  Name.  The name of the Corporation is Poppe Tyson, Inc.
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          SECOND.  Registered Office.  The address of its registered office in
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the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the
City of Wilmington, State of Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD.   Purposes.  The nature of the business or purposes to be
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conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to do all things and exercise all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the State of Delaware.

          FOURTH.  Capitalization.  (a) The total number of shares of stock
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which the Corporation shall be authorized to issue is 56,700,000 shares, consisting of 50,000,000 shares of Common Stock, $.001 par value per share, and 6,700,000

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shares of Preferred Stock, $.001 par value per share, which shall be issuable in series with such designations, relative rights, preferences, privileges, restrictions and limitations as may be fixed from time to time by the Board of Directors.

          (b) At the time this Amended and Restated Certificate of Incorporation becomes effective, each share of Common Stock then issued and outstanding shall automatically and without any further act of this Corporation or its stockholders be split into 16,901.1525 shares of Common Stock, such that the 800 shares of Common Stock issued and outstanding are changed into 13,520,922 shares of Common Stock.

A.   COMMON STOCK
     ------------

     All shares of Common Stock will be equal and will entitle the holders thereof to the same rights and privileges.

     (1)  Voting Rights.  Subject to any exclusive voting rights which may vest
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in holders of the Preferred Stock under the provisions of this Article FOURTH
(or under the provisions of any resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock), the holders of outstanding shares of Common Stock shall be entitled to notice of any stockholders meeting and to one vote for each share upon any matter submitted to stockholders for a vote.

     (2)  Dividends.  The Board of Directors of the Corporation may cause
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dividends to be paid to holders of outstanding shares of Common Stock out of funds legally available for the payment of dividends, subject to the terms of any then outstanding shares of Serial Preferred Stock.

B.   PREFERRED STOCK
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          The shares of Preferred Stock may be divided into and issued in one or more series, as the Board of Directors may from time to time determine. The Board of Directors is authorized to determine or alter the rights, preferences, privileges, restrictions and limitations granted to and imposed upon any series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, may increase or decrease (but not below the number of shares of such series then outstanding)

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the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series.

          FIFTH.    Additional Powers of Board of Directors.  The Board of
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Directors shall have power, without stockholder action, to make By-Laws for the
Corporation and to amend, alter or repeal any By-Laws.

          The powers and authorities herein conferred upon the Board of Directors are in furtherance and not in limitation of those conferred by the laws of the State of Delaware. In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-Laws of the Corporation.

          SIXTH.    Compromise or Arrangement.  Whenever a compromise or
                    -------------------------
arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          SEVENTH.  Unclaimed Dividends.  Any and all right, title, interest and
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claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a

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period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

          EIGHTH.  Action by Stockholders.  Effective upon the Corporation's
                   ----------------------
initial public offering of securities pursuant to a registration statement filed under the Securities and Exchange Act of 1933, as amended, no action shall be taken by the stockholders except at an annual or special meeting of stockholders.

          NINTH.  Elections of Directors.  Elections of directors need not be by
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ballot unless the By-Laws of the Corporation provide otherwise.  The number of directors of the Corporation shall not be less than three, nor more than fifteen, the exact number of directors to be fixed from time to time in the manner provided in the By-Laws. No decrease in the number of directors shall shorten the term of any incumbent director. The directors shall be divided into three classes: Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors, the term of office of the Class I directors to expire at the annual meeting of stockholders next ensuing after the adoption of this Article by the sole stockholder of the Corporation, the term of office of the Class II directors to expire at the annual meeting one year thereafter, the term of office of the Class III directors to expire at the annual meeting two years thereafter, and in the case of each class, until their respective successors are elected and qualified. At each annual election held after the initial election of directors according to classes, the directors chosen to succeed those whose terms have expired shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third succeeding annual meeting after their election, and until their respective successors are elected and qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the terms of the other directors in such class. Any vacancy occurring in the Board of Directors caused by death, resignation, or removal, and any newly created directorship resulting from an increase in the number of directors, may be filled by a majority of the directors in office, although less than a quorum, or by a sole remaining director. Each

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director chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, and until his or her successor shall be elected and qualified, or until his or her death, or until he or she shall have resigned, or have been removed.

          Notwithstanding the foregoing, whenever the holders of any class of stock (other than Common Stock) issued by the Corporation shall have the right, voting as a class or otherwise, to elect directors, the then authorized number of directors of the Corporation shall be increased by the number of additional directors so to be elected. The provisions of this paragraph shall apply notwithstanding the maximum number of directors hereinabove set forth.

          TENTH.  Indemnification.  (a)  Each person who was or is made a party
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or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter "indemnities"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, consultant, employee or agent or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorney's fees, judgments fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such in connection therewith; provided,
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however that, except as provided below with respect to proceedings to enforce
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rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnities only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          (b) The right to indemnification conferred in paragraph (a) of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition

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(hereinafter an "advancement of expenses"); provided, however, that if the
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General Corporation Law of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which services was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of any undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such person is not entitled to be indemnified under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this Article shall be contract rights and such rights to indemnification and advancement of expenses shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

          (c) If a claim under this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part of any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnities shall be entitled to be paid also the expense of prosecution of defending such suit. It shall be a defense to such suit (other than a suit brought by an indemnitee to enforce a right to advancement of expenses), and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking that the Corporation shall be entitled to recover such expenses upon a final adjudication, that the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit

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brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise, shall be on the Corporation.

          (d) The rights conferred by this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, this Certificate of Incorporation, any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

          (f) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any consultant, employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

          (g) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for any transaction from which the director derived an improper personal benefit or (iv) under Section 174 of the General Corporation Law of Delaware.
If the General Corporation Law of Delaware is hereinafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this paragraph
(g) shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

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          4.  This Amended and Restated Certificate of Incorporation of Poppe
Tyson, Inc. was duly adopted by vote of the Board of Directors and by vote of the sole stockholder of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of Delaware.

          IN WITNESS WHEREOF, Poppe Tyson, Inc. has caused this certificate to be signed by Thomas E. Wharton, Jr., its Senior Vice President, and attested by William J. Marlow, its Assistant Secretary, this 25th day of June, 1996.



                                   POPPE TYSON, INC.



                                   By:___________________________
                                      Thomas E. Wharton, Jr.
                                      Senior Vice President


Attest By:_____________________
          William J. Marlow
          Assistant Secretary

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